EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

                INDEPENDENT AUDITORS' CONSENT

                We consent to the incorporation by reference in this Registration Statement of Wilson Greatbatch Technologies, Inc. on Form S-3 of our report dated January 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an accounting change in 2002), appearing in the Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc. for the year ended January 3, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Buffalo, New York
August 5, 2003